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Exhibit 5.19

CONSENT OF EXPERT

        The undersigned, Mr. Rodrigo Mello, consents to the reference to him under the heading "Interest of Experts" in the Registration Statement on Form F-10, of Goldcorp Inc.

By:	/s/ RODRIGO MELLO
Name:	Rodrigo Mello
Date:	March 21, 2006

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CONSENT OF EXPERT